UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2017

Williams Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

WPZ Interest Swap and Purchase Agreement

On February 9, 2017, Williams Partners L.P. (“WPZ”) and certain of its subsidiaries entered into an Interest Swap and Purchase Agreement with Western Gas Partners, LP (“WES”) and certain of WES’s affiliates (the “Agreement”). Under the Agreement, WPZ will acquire WES’s 33.75% non-operated interest in two natural gas gathering systems located in northern Pennsylvania, commonly referred to as the Liberty and Rome systems as operated by WPZ, and $155 million in cash. In exchange, WES will receive WPZ’s 50% non-operated interest in certain west Texas midstream assets, commonly known as the Delaware Basin Gas Gathering System, owned pursuant to an agreement between an affiliate of WPZ and Delaware Basin JV Gathering LLC (the “Transaction”).

The Agreement includes customary (1) representations and warranties of the parties, (2) covenants, including without limitation covenants with respect to actions taken prior to the closing, and cooperation on various post-closing issues, and (3) indemnities. The closing of the Transaction is subject to standard closing conditions and adjustments, including review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. WPZ expects the Transaction to close in the late first-quarter or early second-quarter of 2017, with an effective date of January 1, 2017.

In addition, on February 9, 2017, WPZ and certain of its subsidiaries entered into a separate agreement with Anadarko Pecos Midstream LLC (“APM”) and Anadarko Petroleum Corporation, the corporate parent of APM, under which APM will purchase the 33.33% limited liability company membership interest in Ranch Westex JV, LLC from a wholly-owned subsidiary of WPZ for $45 million in cash, subject to customary closing adjustments. The Ranch Westex JV, LLC assets are comprised of certain midstream processing facilities operated by an affiliate of Energy Transfer in the Delaware Basin. The agreement with APM is conditioned upon the closing of the Transaction.

Williams Partners GP LLP is a wholly owned subsidiary of The Williams Companies, Inc. (“WMB”), and WMB owns approximately 74 percent of WPZ, including the general partner interest.

Disclaimer

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Agreement is included as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about WPZ or the other parties to the Agreement. The representations, warranties and covenants contained in the Agreement were made only for the purposes of the agreement and as of a specific date; were solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of WPZ or the other parties to the Agreement or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in WPZ’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On February 9, 2017, WPZ issued a press release announcing the entry into the Agreement. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Interest Swap and Purchase Agreement by and among Western Gas Partners, LP, WGR Operating, LP, Delaware Basin JV Gathering LLC, Williams Partners L.P., Williams Midstream Gas Services LLC, and Appalachia Midstream Services, L.L.C., dated February 9, 2017.

99.1	Press release dated February 9, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS PARTNERS L.P.
By:	WPZ GP LLC, its General Partner

	By:	/s/ Josh De Rienzis
Josh De Rienzis
VP and Secretary

DATED: February 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Interest Swap and Purchase Agreement by and among Western Gas Partners, LP, WGR Operating, LP, Delaware Basin JV Gathering LLC, Williams Partners L.P., Williams Midstream Gas Services LLC, and Appalachia Midstream Services, L.L.C., dated February 9, 2017.

99.1	Press release dated February 9, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC on request.